Exhibit 99.1

Contact: Investor Relations (408) 523-2161
INTUITIVE ANNOUNCES FOURTH QUARTER EARNINGS
SUNNYVALE, CALIF. January 24, 2023 – Intuitive (the “Company”) (Nasdaq: ISRG), a global technology leader in minimally invasive care and the pioneer of robotic-assisted surgery, today announced financial results for the quarter ended December 31, 2022.
Q4 Highlights
•Worldwide da Vinci procedures grew approximately 18% compared with the fourth quarter of 2021. The fourth quarter of 2022 reflected a resurgence in COVID-19 in China, which negatively impacted procedure volumes in the region. The fourth quarter of 2021 also reflected COVID-19 disruptions later in the quarter in the U.S. and Europe, which impacted our procedures. The compound annual growth rate between the fourth quarter of 2019 and the fourth quarter of 2022 was approximately 14%.
•The Company placed 369 da Vinci Surgical Systems, a decrease of 4% compared with 385 in the fourth quarter of 2021.
•The Company grew its da Vinci Surgical System installed base to 7,544 systems as of December 31, 2022, an increase of 12% compared with 6,730 as of the end of the fourth quarter of 2021.
•Fourth quarter 2022 revenue of $1.66 billion increased 7% compared with $1.55 billion in the fourth quarter of 2021.
•Fourth quarter 2022 GAAP net income attributable to Intuitive was $325 million, or $0.91 per diluted share, compared with $381 million, or $1.04 per diluted share, in the fourth quarter of 2021.
•Fourth quarter 2022 non-GAAP* net income attributable to Intuitive was $439 million, or $1.23 per diluted share, compared with $473 million, or $1.29 per diluted share, in the fourth quarter of 2021.
•The Company repurchased $1 billion of common stock in the fourth quarter of 2022.
Q4 Financial Summary
Gross profit, income from operations, net income attributable to Intuitive Surgical, Inc., and net income per diluted share attributable to Intuitive Surgical, Inc. are reported on a GAAP and non-GAAP* basis. Additionally, constant currency revenue growth is reported on a non-GAAP* basis. The non-GAAP* measures are described below and are reconciled to the corresponding GAAP measures at the end of this release.
Fourth quarter 2022 revenue was $1.66 billion, an increase of 7% compared with $1.55 billion in the fourth quarter of 2021. The higher fourth quarter revenue was driven by growth in da Vinci procedure volume, partially offset by a decline in system placements and foreign currency impacts. On a constant currency basis, fourth quarter 2022 revenue increased 10% compared to the fourth quarter of 2021.
Fourth quarter 2022 instruments and accessories revenue increased by 12% to $941 million, compared with $843 million in the fourth quarter of 2021. The increase in instruments and accessories revenue was primarily driven by approximately 18% growth in da Vinci procedure volume, partially offset by customer buying patterns and foreign currency impacts.
Fourth quarter 2022 systems revenue decreased by 4% to $451 million, compared with $470 million in the fourth quarter of 2021. The Company placed 369 da Vinci Surgical Systems in the fourth quarter of 2022, compared with 385 systems in the fourth quarter of 2021. The fourth quarter 2022 system placements included 154 systems placed under operating lease and usage-based arrangements, compared with 143 systems in the fourth quarter of 2021.
Fourth quarter 2022 GAAP income from operations decreased to $373 million, compared with $450 million in the fourth quarter of 2021. Fourth quarter 2022 GAAP income from operations included share-based compensation expense of $129 million, compared with $120 million in the fourth quarter of 2021. Fourth quarter 2022 GAAP income from operations also included litigation charges of $21 million. Fourth quarter 2022 non-GAAP* income from operations decreased to $530 million, compared with $583 million in the fourth quarter of 2021.
Fourth quarter 2022 GAAP net income attributable to Intuitive Surgical, Inc. was $325 million, or $0.91 per diluted share, compared with $381 million, or $1.04 per diluted share, in the fourth quarter of 2021. Fourth quarter 2022 GAAP net income attributable to Intuitive Surgical, Inc. included excess tax benefits of $18 million, or $0.05 per diluted share, compared with $27 million, or $0.07 per diluted share, in the fourth quarter of 2021.

Fourth quarter 2022 non-GAAP* net income attributable to Intuitive Surgical, Inc. was $439 million, or $1.23 per diluted share, compared with $473 million, or $1.29 per diluted share, in the fourth quarter of 2021.
The Company ended the fourth quarter of 2022 with $6.74 billion in cash, cash equivalents, and investments, a decrease of $651 million during the quarter, primarily driven by share repurchases of $1 billion and capital expenditures, partially offset by cash generated from operations.
Impact of COVID-19 Pandemic
During 2022, the impact of the COVID-19 pandemic on the Company’s business has differed by geography and region. During the first half of 2022, the Company saw COVID-19 resurgences impact da Vinci procedure volumes in the U.S. and Europe followed by recoveries. During the second half of 2022, the Company saw COVID-19 resurgences impact da Vinci procedure volumes in China. COVID-19 has had, and may continue to have, an adverse impact on the Company’s procedure volumes.
Additional supplemental financial and procedure information has been posted to the Investor Relations section of the Intuitive website at https://isrg.gcs-web.com/.
Webcast and Conference Call Information
Intuitive will hold a teleconference at 1:30 p.m. PDT today to discuss the fourth quarter 2022 financial results. The call will be webcast by Nasdaq OMX and can be accessed on Intuitive’s website at www.intuitive.com or by dialing (844) 867-6169 using the access code 525958. The webcast replay of the call will be made available on our website at www.intuitive.com within 24 hours after the end of the live teleconference and will be accessible for at least 30 days.
About Intuitive
Intuitive (Nasdaq: ISRG), headquartered in Sunnyvale, California, is a global leader in minimally invasive care and the pioneer of robotic surgery. Our technologies include the da Vinci surgical system and the Ion endoluminal system. By uniting advanced systems, progressive learning, and value-enhancing services, we help physicians and their teams optimize care delivery to support the best outcomes possible. At Intuitive, we envision a future of care that is less invasive and profoundly better, where diseases are identified early and treated quickly, so patients can get back to what matters most.
Product and brand names/logos are trademarks or registered trademarks of Intuitive Surgical or their respective owner. See www.intuitive.com/trademarks.
For more information, please visit the Company’s website at www.intuitive.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements relate to expectations concerning matters that are not historical facts. Statements using words such as “estimates,” “projects,” “believes,” “anticipates,” “plans,” “expects,” “intends,” “may,” “will,” “could,” “should,” “would,” “targeted,” and similar words and expressions are intended to identify forward-looking statements. These forward-looking statements are necessarily estimates reflecting the judgment of the Company’s management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. These forward-looking statements include, but are not limited to, statements related to the expected impacts of the COVID-19 pandemic on the Company’s business, financial condition, and results of operations, future results of operations, future financial position, the Company’s financing plans and future capital requirements, the Company’s potential tax assets or liabilities, and statements based on current expectations, estimates, forecasts, and projections about the economies and markets in which the Company operates and the Company’s beliefs and assumptions regarding these economies and markets. These forward-looking statements should be considered in light of various important factors, including, but not limited to, the following: the overall macroeconomic environment, which impacts customer spending and the Company’s costs, including increased inflation and interest rates, the conflict in Ukraine, disruption to the Company’s supply chain, including increased difficulties in obtaining a sufficient supply of materials in the semiconductor and other markets, the risk that the COVID-19 pandemic could lead to material delays and cancellations of, or reduced demand for, procedures; curtailed or delayed capital spending by hospitals; closures of the Company’s facilities; delays in surgeon training; delays in gathering clinical evidence; delays in obtaining new product approvals, clearances, or certifications from the U.S. Food and Drug Administration (“FDA”), comparable regulatory authorities, or notified bodies; diversion of resources to respond to COVID-19 outbreaks; the impact of global and regional economic and credit market conditions on healthcare spending; the risk of the Company’s inability to comply with complex FDA and other regulations, which may result in significant enforcement actions; regulatory approvals, clearances, certifications, and restrictions or any dispute that may occur with any regulatory body; guidelines and recommendations in the healthcare and patient communities; healthcare reform legislation in the U.S. and its impact on hospital spending, reimbursement, and fees levied on certain medical device revenues; changes in hospital admissions and actions by payers to limit or manage surgical procedures; the timing and success of product development and market acceptance of developed products; the results of any collaborations, in-licensing arrangements, joint ventures, strategic alliances, or partnerships, including the joint venture with Shanghai Fosun Pharmaceutical (Group) Co., Ltd.; the Company’s completion of and ability to successfully integrate acquisitions, including Opheus Medical; procedure counts; intellectual property positions and litigation; competition in the medical device industry and in the specific markets of surgery in which the Company operates; risks associated with the Company’s operations and any expansion outside of the United States; unanticipated manufacturing disruptions or the inability to meet demand for products; the Company’s reliance on sole and single source suppliers; the results of legal proceedings to which we are or may become a party, including but not limited to product liability claims; adverse publicity regarding us and the safety of the Company’s products and adequacy of training; the impact of changes to tax legislation, guidance, and interpretations; changes in tariffs, trade barriers, and regulatory requirements; and other risks and uncertainties. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release and which are based on current expectations and are subject to risks, uncertainties, and assumptions that are difficult to predict, including those risk factors identified under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, and the Company’s Quarterly report on Form 10-Q for the quarter ended September 30, 2022, as updated by the Company’s other filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or release any revisions to these forward-looking statements, except as required by law.

*About Non-GAAP Financial Measures
To supplement its consolidated financial statements, which are prepared and presented in accordance with accounting principles generally accepted in the United States (“GAAP”), the Company uses the following non-GAAP financial measures: constant currency revenue, non-GAAP gross profit, non-GAAP income from operations, non-GAAP net income attributable to Intuitive Surgical, Inc., non-GAAP net income per diluted share attributable to Intuitive Surgical, Inc. (“EPS”), and non-GAAP diluted shares outstanding. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
The Company uses these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. The Company believes that these non-GAAP financial measures provide meaningful supplemental information regarding its performance by excluding items such as amortization of intangible assets, share-based compensation (“SBC”) and long-term incentive plan expenses, and other special items. Long-term incentive plan expense relates to phantom share awards granted in China by the Company’s Intuitive-Fosun joint venture to its employees that vest over four years and can remain outstanding for seven to ten years. These awards are valued based on certain key performance metrics. Accordingly, they are subject to significant volatility based on the performance of these metrics and are not tied to performance of the Company’s business within the period. The Company presents constant currency revenue to provide a framework for assessing how our underlying business performed excluding the effect of foreign currency fluctuations. The Company believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing its performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to its historical performance. The Company believes these non-GAAP financial measures are useful to investors, because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making, and (2) they are used by institutional investors and the analyst community to help them analyze the performance of the Company’s business.
Constant currency revenue growth. The Company calculates constant currency revenue by translating current period revenue using prior period exchange rates. The constant currency revenue percentage change is calculated by determining the increase in the current period constant currency revenue over the prior period revenue. Fourth quarter 2022 as reported revenue increased 7% compared to the fourth quarter of 2021. Foreign currency fluctuations had a 3% unfavorable impact on fourth quarter 2022 revenue. Fourth quarter 2022 constant currency revenue increased 10% compared to the fourth quarter of 2021.
Non-GAAP gross profit. The Company defines non-GAAP gross profit as gross profit, excluding amortization of intangible assets and SBC and long-term incentive plan expenses.
Non-GAAP income from operations. The Company defines non-GAAP income from operations as income from operations, excluding amortization of intangible assets, SBC and long-term incentive plan expenses, litigation charges and recoveries, and a gain on the sale of a business.
Non-GAAP net income attributable to Intuitive Surgical, Inc. and EPS. The Company defines non-GAAP net income as net income attributable to Intuitive Surgical, Inc., excluding amortization of intangible assets, SBC and long-term incentive plan expenses, litigation charges and recoveries, a gain on the sale of a business, gains (losses) on strategic investments, adjustments attributable to noncontrolling interest in joint venture, net of the related tax effects, and tax adjustments, including the excess tax benefits or deficiencies associated with SBC arrangements and the net tax effects related to intra-entity transfers of non-inventory assets. The Company excludes the excess tax benefits or deficiencies associated with SBC arrangements as well as the tax effects associated with non-cash amortization of deferred tax assets related to intra-entity non-inventory transfers, because the Company does not believe these items correlate with the on-going results of its core operations. The tax effects of the non-GAAP items are determined by applying a calculated non-GAAP effective tax rate, which is commonly referred to as the with-and-without method. Without excluding these tax effects, investors would only see the gross effect that these non-GAAP adjustments had on the Company’s operating results. The Company’s calculated non-GAAP effective tax rate is generally higher than its GAAP effective tax rate. The Company defines non-GAAP EPS as non-GAAP net income attributable to Intuitive Surgical, Inc. divided by non-GAAP diluted shares, which are calculated as GAAP weighted-average outstanding shares plus dilutive potential shares outstanding during the period.
There are a number of limitations related to the use of non-GAAP measures versus measures calculated in accordance with GAAP. Non-GAAP gross profit, non-GAAP income from operations, non-GAAP net income attributable to Intuitive Surgical, Inc., and non-GAAP EPS exclude items such as amortization of intangible assets, SBC and long-term incentive plan expenses, excess tax benefits or deficiencies associated with SBC arrangements, and non-cash amortization of deferred tax assets related to intra-entity transfer of non-inventory assets, which are primarily recurring items. SBC expense has been, and will continue to be for the foreseeable future, a significant recurring expense in the Company’s business. In addition, the components of the costs that the Company excludes in its calculation of non-GAAP net income attributable to Intuitive Surgical, Inc. and non-GAAP EPS may differ from the components that its peer companies exclude when they report their results of operations. Management addresses these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP net income attributable to Intuitive Surgical, Inc. and non-GAAP EPS and evaluating non-GAAP net income attributable to Intuitive Surgical, Inc. and non-GAAP EPS together with net income attributable to Intuitive Surgical, Inc. and net income per share attributable to Intuitive Surgical, Inc. calculated in accordance with GAAP.

INTUITIVE SURGICAL, INC.
UNAUDITED QUARTERLY CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(IN MILLIONS, EXCEPT PER SHARE DATA)

	Three Months Ended
	December 31, 2022	September 30, 2022	December 31, 2021
Revenue:
Instruments and accessories	$940.7	$871.6	$842.8
Systems	451.0	425.9	469.9
Services	263.3	259.9	238.0
Total revenue	1,655.0	1,557.4	1,550.7
Cost of revenue:
Product	460.4	421.6	415.0
Service	83.7	83.7	74.9
Total cost of revenue	544.1	505.3	489.9
Gross profit	1,110.9	1,052.1	1,060.8
Operating expenses:
Selling, general and administrative (1)	494.3	436.1	427.0
Research and development	244.1	217.1	183.4
Total operating expenses	738.4	653.2	610.4
Income from operations (2)	372.5	398.9	450.4
Interest and other income, net (3)	22.2	3.9	3.8
Income before taxes	394.7	402.8	454.2
Income tax expense (4)	58.0	78.1	71.5
Net income	336.7	324.7	382.7
Less: net income attributable to noncontrolling interest in joint venture	11.8	0.7	2.1
Net income attributable to Intuitive Surgical, Inc.	$324.9	$324.0	$380.6
Net income per share attributable to Intuitive Surgical, Inc.:
Basic	$0.93	$0.91	$1.06
Diluted (5)	$0.91	$0.90	$1.04
Weighted average shares outstanding:
Basic	351.1	355.3	357.5
Diluted	357.0	360.5	367.4

(1) Selling, general and administrative includes the effect of the following item:
Contribution to the Intuitive Foundation	$—	$—	$(30.0)
(2) Income from operations includes the effect of the following items:
Amortization of intangible assets	$(7.6)	$(7.9)	$(6.6)
Expensed IP charged to R&D	$(7.7)	$(0.3)	$(5.0)
(3) Interest and other income, net includes the effect of the following item:
Gains (losses) on strategic investments	$0.3	$(3.2)	$(7.5)
(4) Income tax expense includes the effect of the following item:
Excess tax benefits related to share-based compensation arrangements	$(18.3)	$(18.1)	$(26.9)
(5) Diluted net income per share attributable to Intuitive Surgical, Inc. includes the effect of the following items:
Contribution to the Intuitive Foundation, net of tax	$—	$—	$(0.06)
Amortization of intangible assets, net of tax	$(0.02)	$(0.02)	$(0.02)
Expensed IP charged to R&D, net of tax	$(0.02)	$—	$(0.01)
Gains (losses) on strategic investments, net of tax	$—	$(0.01)	$(0.02)
Excess tax benefits related to share-based compensation arrangements	$0.05	$0.05	$0.07

INTUITIVE SURGICAL, INC.
UNAUDITED TWELVE MONTHS ENDED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(IN MILLIONS, EXCEPT PER SHARE DATA)

	Twelve Months Ended
	December 31,
	2022	2021
Revenue:
Instruments and accessories	$3,517.9	$3,100.5
Systems	1,680.1	1,693.4
Services	1,024.2	916.2
Total revenue	6,222.2	5,710.1
Cost of revenue:
Product	1,700.3	1,464.1
Service	325.9	287.5
Total cost of revenue	2,026.2	1,751.6
Gross profit	4,196.0	3,958.5
Operating expenses:
Selling, general and administrative (1)	1,739.9	1,466.5
Research and development	879.0	671.0
Total operating expenses	2,618.9	2,137.5
Income from operations (2)	1,577.1	1,821.0
Interest and other income, net (3)	29.7	69.3
Income before taxes	1,606.8	1,890.3
Income tax expense (4)	262.4	162.2
Net income	1,344.4	1,728.1
Less: net income attributable to noncontrolling interest in joint venture	22.1	23.5
Net income attributable to Intuitive Surgical, Inc.	$1,322.3	$1,704.6
Net income per share attributable to Intuitive Surgical, Inc.:
Basic	$3.72	$4.79
Diluted (5)	$3.65	$4.66
Weighted average shares outstanding:
Basic	355.7	356.1
Diluted	362.0	365.8

(1) Selling, general and administrative includes the effect of the following item:
Contribution to the Intuitive Foundation	$—	$(30.0)
(2) Income from operations includes the effect of the following items:
Amortization of intangible assets	$(27.8)	$(27.4)
Expensed IP charged to R&D	$(17.6)	$(8.4)
(3) Interest and other income, net includes the effect of the following item:
Gains (losses) on strategic investments	$(21.0)	$14.7
(4) Income tax expense includes the effect of the following items:
One-time tax benefit from re-measurement of certain deferred tax assets	$—	$(66.4)
Excess tax benefits related to share-based compensation arrangements	$(98.7)	$(185.8)
Discrete tax expense arising from the conclusion of a tax matter	$—	$11.1
(5) Diluted net income per share attributable to Intuitive Surgical, Inc. includes the effect of the following items:
Contribution to the Intuitive Foundation, net of tax	$—	$(0.06)
Amortization of intangible assets, net of tax	$(0.06)	$(0.06)
Expensed IP charged to R&D, net of tax	$(0.04)	$(0.02)
Gains (losses) on strategic investments, net of tax	$(0.05)	$0.03
One-time tax benefit from re-measurement of certain deferred tax assets	$—	$0.18
Excess tax benefits related to share-based compensation arrangements	$0.27	$0.51
Discrete tax expense arising from the conclusion of a tax matter	$—	$(0.03)

INTUITIVE SURGICAL, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(IN MILLIONS)

	December 31, 2022	December 31, 2021
Cash, cash equivalents, and investments	$6,741.5	$8,619.5
Accounts receivable, net	942.1	782.7
Inventory	893.2	587.1
Property, plant, and equipment, net	2,374.2	1,876.4
Goodwill	348.5	343.6
Deferred tax assets	664.6	441.4
Other assets	1,009.9	904.3
Total assets	$12,974.0	$13,555.0

Accounts payable and other accrued liabilities	$1,423.1	$1,189.5
Deferred revenue	438.3	414.0
Total liabilities	1,861.4	1,603.5
Stockholders’ equity	11,112.6	11,951.5
Total liabilities and stockholders’ equity	$12,974.0	$13,555.0

INTUITIVE SURGICAL, INC.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(IN MILLIONS, EXCEPT PER SHARE DATA)

	Three Months Ended			Twelve Months Ended
	December 31, 2022	September 30, 2022	December 31, 2021	December 31, 2022	December 31, 2021
GAAP gross profit	$1,110.9	$1,052.1	$1,060.8	$4,196.0	$3,958.5
Share-based compensation expense	11.9	28.2	22.4	90.0	88.9
Long-term incentive plan expense	0.3	0.3	0.7	1.1	0.7
Amortization of intangible assets	5.6	5.9	3.9	19.2	17.4
Non-GAAP gross profit	$1,128.7	$1,086.5	$1,087.8	$4,306.3	$4,065.5

GAAP income from operations	$372.5	$398.9	$450.4	$1,577.1	$1,821.0
Share-based compensation expense	127.6	138.1	117.8	513.2	451.5
Long-term incentive plan expense	1.3	2.8	8.1	6.8	8.1
Amortization of intangible assets (1)	7.6	7.9	6.6	27.8	27.4
Litigation charges (recoveries)	20.8	6.9	—	27.7	(0.9)
Gain on sale of business	—	—	—	(3.8)	—
Non-GAAP income from operations	$529.8	$554.6	$582.9	$2,148.8	$2,307.1

GAAP net income attributable to Intuitive Surgical, Inc.	$324.9	$324.0	$380.6	$1,322.3	$1,704.6
Share-based compensation expense	127.6	138.1	117.8	513.2	451.5
Long-term incentive plan expense	1.3	2.8	8.1	6.8	8.1
Amortization of intangible assets (1)	7.6	7.9	6.6	27.8	27.4
Litigation charges (recoveries)	20.8	6.9	—	27.7	(0.9)
Gain on sale of business	—	—	—	(3.8)	—
(Gains) losses on strategic investments	(0.4)	3.3	7.3	21.2	(14.6)
Tax adjustments (2)	(42.4)	(53.3)	(44.4)	(217.1)	(362.1)
Adjustments attributable to noncontrolling interest in joint venture	(0.7)	(1.2)	(3.4)	(3.3)	(4.7)
Non-GAAP net income attributable to Intuitive Surgical, Inc.	$438.7	$428.5	$472.6	$1,694.8	$1,809.3

GAAP net income per share attributable to Intuitive Surgical, Inc. - diluted	$0.91	$0.90	$1.04	$3.65	$4.66
Share-based compensation expense	0.36	0.38	0.32	1.42	1.23
Long-term incentive plan expense	—	0.01	0.02	0.02	0.02
Amortization of intangible assets (1)	0.02	0.02	0.02	0.07	0.07
Litigation charges (recoveries)	0.06	0.02	—	0.08	—
Gain on sale of business	—	—	—	(0.01)	—
(Gains) losses on strategic investments	—	0.01	0.02	0.06	(0.04)
Tax adjustments (2)	(0.12)	(0.15)	(0.12)	(0.60)	(0.99)
Adjustments attributable to noncontrolling interest in joint venture	—	—	(0.01)	(0.01)	(0.01)
Non-GAAP net income per share attributable to Intuitive Surgical, Inc. - diluted	$1.23	$1.19	$1.29	$4.68	$4.94

(1) Beginning with the quarter ended March 31, 2022, the Company is no longer adjusting non-GAAP income from operations, non-GAAP net income attributable to Intuitive Surgical, Inc., or non-GAAP net income per share attributable to Intuitive Surgical, Inc. for charges relating to intellectual property and license arrangements expensed to R&D. The Company made these changes to its presentation of non-GAAP financial measures based on its understanding of the U.S. Securities and Exchange Commission’s (the “SEC”) current views on this practice from knowledge of communications between the SEC and a number of pharmaceutical and life sciences companies and independent registered public accounting firms. Historical non-GAAP measures presented in our earnings release have been adjusted for comparability. For the three and twelve months ended December 31, 2022, the impact of this adjustment was a decrease of non-GAAP income from operations of $7.7 million and $17.6 million, respectively, or $0.02 and $0.04 to the diluted net income per share attributable to Intuitive Surgical, Inc., net of tax. For the three and twelve months ended December 31, 2021, the impact was a decrease of non-GAAP income from operations of $5.0 million and $8.4 million, respectively, or $0.01 and $0.02 to the diluted net income per share attributable to Intuitive Surgical, Inc., net of tax.

(2) For the three months ended December 31, 2022, tax adjustments included: (a) excess tax benefits associated with share-based compensation arrangements of $(18.3) million, or $(0.05) per diluted share; (b) tax impact related to intra-entity transfers of non-inventory assets of $6.9 million, or $0.02 per diluted share; and (c) other tax adjustments effects determined by applying a calculated non-GAAP effective tax rate of $(31.0) million, or $(0.09) per diluted share. For the twelve months ended December 31, 2022, tax adjustments included: (a) excess tax benefits associated with share-based compensation arrangements of $(98.7) million, or $(0.27) per diluted share; (b) tax impact related to intra-entity transfers of non-inventory assets of $27.9 million, or $0.08 per diluted share; and (c) other tax adjustments effects determined by applying a calculated non-GAAP effective tax rate of $(146.3) million, or $(0.40) per diluted share.